SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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August 17, 2005

Date of Report (Date of earliest event reported)

    U.S.Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

One North Lexington Avenue White Plains, NY (Address of principal executive offices)	10601 (Zip Code)

Registrant’s telephone number, including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          []      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          []      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          []      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          []      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

        On August 17, 2005, our Board of Directors appointed Asher E. Fogel as the Chief Executive Officer of US Energy. He was also appointed to serve as a member of the Board of Directors and the Finance Committee of the Board. Lawrence I. Schneider resigned at such time as our Chief Executive Officer; he remains as Chairman of the Board.Contemporaneously therewith, Henry N. Schneider was appointed as President and Chief Operating Officer of US Energy. Since October 2004, Henry Schneider had served as our Interim President.

        Effective as of August 17, 2005, we entered into two year (subject to automatic renewal for successive one year periods) employment agreements with Messrs. Fogel and H. Schneider pursuant to which each receives an annual base salary of $180,000. Each of Messrs. Fogel and H. Schneider were granted options exercisable for periods ranging from five to ten years, subject to earlier termination upon termination of employment, to acquire up to 300,000 shares at exercise prices ranging from $1.25 to $2.00 per share.

    Mr. Fogel, 55, served as a director of US Energy from 1998 to 2001. He worked for Citigroup in London and New York where he held a variety of senior positions in the corporate finance, capital markets, and investment advisory areas. Mr. Fogel was a Managing Director of Citicorp Securities Inc. Prior to joining Citicorp, he held a number of positions at both Bank of America and Samuel Montagu & Co.

        In June 1997, Mr. Fogel founded Dovertower Capital, a merchant banking boutique providing corporate finance services in both the US and international markets. In 1998, Mr. Fogel led a US investor group to acquire the Ampa Group in Israel. The Ampa Group is a diversified group involved in real estate, packaging, consumer products and financial services. Subsequent to this acquisition, Mr. Fogel has served as chairman of Ampa Investments – the financial services arm of the Ampa Group and as a member of the four team management committee of the Ampa Group.

        In 2000, Ampa Investments acquired the Industrial Development Investment Company (“IDIC”) from the State of Israel’s Industrial Development Bank in a privatization transaction and established Ampa Capital as a leading non-bank finance company in Israel.

    Mr. Fogel has extensive experience in the areas of corporate finance, capital markets and investments in the US and the international markets.

    Mr. Fogel holds a BA in economics and a MBA from the Hebrew University. He also attended the Advanced Management program in the Harvard Business School specializing in Finance. Mr. Fogel served in the Israeli army and was discharged as a Captain in the Artillery Corps.

Section 5 — Corporate Governance and Management.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        The information set forth in Item 1.01 is incorporated herein by reference to the extent required to be disclosed pursuant to Item 5.02.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc. By: /s/ Henry N. Schneider Henry N. Schneider, President

Dated: August 22, 2005